CONSIGNMENT AGREEMENT

OF EQUITY INTERESTS IN

DAQING SUNWAY TECHNOLOGY CO., LTD.

By and Between

Mr. Liang Deli

And

Rise Elite International Limited (BVI)

                2007

Consignment Agreement

This Consignment Agreement (abbreviated as “Agreement”) is made and entered into on the Jan.20,2007 in Beijing between:

(1)	Mr. Liang Deli , ID: 230603196201012377 (abbreviated as the “Consigner”);

(2)
Rise Elite International Limited (BVI) (abbreviated as the “Consignee”), a company incorporated under the laws of the British Virgin Islands with limited liability and whose registered office is situate at Offshore Incorporations Centre,Road Town,Tortola,British Virgin Islands.

(Consigner and Consignee may be called “Parties” together, or “the Party” or “each Party” under this agreement)

WHEREAS:

(1)
Daqing Sunway Tehnology Co. Ltd (“the Company”) is a company incorporated under the P.R.China law with limited liability and whose registered office is situate at Jianshe Road, North Software Park, High and Advanced Technology Industry Development Zone, Daqing City, has been engaging its major business, which is Computer software development, data processing, data base service, computer equipment maintenance; computer outer equipment, apparatus, meters, the production and sale of the electronic products, and communicational equipment(not including the transmission equipment); household appliance; Petroleum chemical technical service.” Computer and the serious products, computer software, computer outer equipment, apparatus, electronic equipment export and import business, production of the medical instrument through its subsidiaries respectively located in Daqing city and Heilongjiang Province.

(2)	As of the date of this Agreement, the Consigner holds the equity which representing 7.66% of equity capital of the Company.

(3)
Subject to the terms and conditions contained in this Agreement, the Consigner agrees to consign all the management rights and shareholder’s rights derived from all the aforesaid equity in the Company to the Consignee, and the Consignee agrees that it shall take the responsibility to manage all the aforesaid equity interests and exercise related shareholder’s rights of the Company.

Therefore, subject to the terms and conditions contained in this Agreement, the Parties enter into this Agreement as the following terms:

1.	DEFINITION

Except as provided otherwise, the terms under this Agreement mean:

Consignment Agreement

“Agreement” refers to this Consignment Agreement and its appendix;

“the Company” refers to Daqing Sunway Technology Co. Ltd.;

“Equity” refers to the total equity held by the Consigner which representing 7.66% of all the equity capital of Sunway Co. Ltd);

“Consignment” refers to the Consignee accepts the Consigner’s consignment to take management of the equity interests derived from the Equity and exercise related shareholder’s rights for and on behalf of the Consigner;

“Consigned Equity Interests” refers to the equity interests and the shareholders’ rights derived from the Equity, which are Consigned by the Consigner to the Consignee;

“Signing Date” refers to the date of signing this Agreement;

“Consignment Period” refers to the period stipulated in Article 3 of this Agreement, which during such period the Consignee shall take management to the Consigned Equity Interests;

“Business day” refers to any day except Saturday, Sunday and other days authorized to the banks to close;

“China” refers to People’s Republic of China, as for this Agreement, excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan;

“China law” refers to the effective laws, regulations, policies or other enforceable legal documents of People’s Republic of China, and future effective laws, regulations, policies or other enforceable legal documents. Moreover, expect as otherwise provided, the term refers to the amended and substituted laws (excluding Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan).

2.	CONSIGNMENT

2.1
The Consigner hereby agrees to consign the Consigned Equity Interests to the Consignee and the Consignee agrees to accept the Consignment. The Consignee shall take management to the Consigned Equity Interests and exercise related shareholders’ rights on behalf of the Consigner within the Consignment Period. The Consignee agrees to take management of the Consigned Equity Interests, exercise shareholders’ rights for and on behalf of the Consigner within the Consignment Period.

Consignment Agreement

2.2	On behalf of the Consigner and for the purpose to protect and realize the maximum benefits of the Consigner, the Consignee shall exercise the shareholders’ rights with reasonable prudence.
2.3	The Consignee shall exercise the shareholders’ rights for and on behalf of the Consigner, included but not limited:
2.3.1	to convene the shareholders’ meeting and submit proposal;
2.3.2	to propose to replace or add the members of directors, supervisors, and recommend new director or supervisor candidates in order to establish a new board of directors and supervisory committee;
2.3.3	to appoint representatives to participate the shareholders’ meeting and exercise the voting rights according to the proportion of Consigned Equity Interests.
2.3.4	to obtain relevant corporate information on a timely and regular basis.
2.3.5	to exercise the management rights, controlling rights and decision making power over the Consigned Equity Interests pro rata;
2.3.6	to dispose the Consigned Equity Interests in any lawful ways;
2.3.7	to enjoy the benefits over the Consigned Equity Interests; and
2.3.8	to exercise any other shareholder rights on behalf of the Consigner.
2.4
In the Precondition that not to infringe the principle under Clause 2.2, the Consigner agrees not to interfere with the exercise of the shareholders’ rights over Consigned Equity Interests by the Consignee. Nonetheless, the Consigner shall cooperate with the Consignee on the management and shall promptly provide and sign all necessary documents (including but not limited to power of attorney, agreements and contracts) at the Consignee’s request in favor of the Consigned Equity Interests.

2.5
The Consigner has the right of being kept informed in connection with the exercise of the shareholders’ rights over the Consigned Equity Interests by the Consignee as well as the right of supervising, enquiring and suggesting over the Consigned Equity Interest. The Consignee shall take fully responsibilities on the results of the exercise of the shareholders’ rights over the Consigned Equity Interests by the Consignee within the scope of its powers and authorities.

2.6	The Consigner agrees that, at the Consignee’s request, it shall transfer the ownership of the Equity to the Consignee as the conditions agreed by the parties.
2.7	The Consigner agrees that, the Consignee may transfer all or part of the rights under this Agreement to any third party without prior written consent from the Consignee.

3.	CONSIGNMENT PERIOD

3.1
The Parties agree that the Consignment Period should start from the signing date of the agreement and terminate upon the earliest to occur of (i) the acquisition of the 100% of the equity interest of the Company by the Consignee or any designee of the Consignee, (ii) the acquisition of all or substantially all assets of the Company by the Consignee or any designee of the Consignee, or (iii) the expire date of the consignment agreement as required under the PRC laws and regulations. If the Agreement expires because of item (iii) in the foregoing rather than item (i) or (ii), then this Consignment Agreement shall be automatically renewed after the expiration date. .

Consignment Agreement

4.	LIMITATION PROVISIONS

4.1	Within the Consignment Period, without the prior written consent of the Consignee, the Consigner shall not:
4.1.1	to dispose the Equity held by the Consigner by transfer and any other methods;
4.1.2	to set up any encumbrances over Consigned Equity Interests;
4.1.3	to consign the shareholders’ rights over the Consigned Equity Interests to any third party;
4.1.4	to change the proportion of the Consigned Equity Interests;
4.1.5	to restructure in connection with the Consigned Equity Interests.
4.2
The Consigner shall notify the Consignee within 3 days so that the Consignee could take immediate action to avoid damages, if judicial official or other government forcible request to dispose the Equity, because of the Consigner’s bankruptcy or illegal action against state law and policies.

5.	WARRANTIES, REPRESENTATION AND UNDERTAKING

5.1	The Consigner’s warranties, representations and undertakings:
5.1.1	The Consigner is an independent legal person. Being the legal owner of the Equity, the Consigner has the rights to sign this Agreement and to perform the terms and provisions under this Agreement.
5.1.2
The Consigner has the entirely independent privileges and disposal rights over the Consigned Equity Interests. The Consigned Equity Interests is not subjected to any mortgage, debt, obligation, arbitration or litigation, and is not limited by other prior rights or some other similar rights.

5.1.3
The Consigner has already provided genuine, complete and accurate accounting material related to finance, assets and debt to the Company. The above- mentioned material does not contain any undisclosed facts that may cause material adverse effect to the Company..

5.1.4
The Consigner guarantees that it has not entered into any contracts or agreements conflicting with this Agreement, and shall not assign the rights and obligation to any third party under this Agreement.

5.1.5
Any warranties, representations and undertakings made by the Consigner, including any documents provided to Consignee, do not contain inaccurate statements related to major events, or omit the major events which could cause misunderstanding of the statements.

5.1.6	For the purpose of implementation of this Agreement, the Consigner promises that it shall take all necessary actions, steps and make all documents to execute all the terms in this Agreement.

Consignment Agreement

5.2	The Consignee’s warrants, representation and undertakings:
5.2.1
The Consignee, incorporated under the laws of British Virgin Islands, is an independent legal person. It has already obtained all necessary authorization to sign this Agreement and to perform the terms and provisions under this Agreement.

5.2.2	For the purpose of maximizing both the Company and shareholders’ interests, the Consignee shall take management on the Consigned Equity in accordance with Chinese law.
5.2.3
The Consignee guarantees that it has not entered into any contracts or agreements conflicting with this Agreement, and shall be entitled to assign the rights and obligation to any third party hereunder.

5.2.4
Any warrants, representation and undertakings made by the Consignee do not contain inaccurate statement related to major events, or omit the major events which could cause misunderstanding of the statements.

5.2.5	For the purpose of implementation of this Agreement, the Consignee promise that it shall take all necessary actions, steps and make all documents to execute all the terms in this Agreement

6.	COST

6.1
Except as agreed by the Parties in any other agreements, all taxes and other fees or expense incurred in connection with the negotiation, drafting and execution of this agreement, shall be born by each party on its own expenses.

7.	CONFIDENTIAL

7.1
Any information, documents, data and all other materials (herein “confidential information”) arising out of the negotiation, signing, and implement of this Agreement, shall be kept in strict confidence by the Parties. Unless compelled to disclose in judicial or administrative process, or by other requirements of laws, any third party, except for those enjoying the rights to know the confidential information, shall neither be informed about or use the above confidential information, nor use the confidential information for the purpose not related to complete this Agreement.

7.2	The above confidentiality obligations of the Parties survive the date of on which this Agreement terminates.

8.	FORCE MAJEURE

8.1
“Force Majeure” refers that any event, condition, situation or the combination of event, condition and situation, which is outside the direct or indirect reasonable controlling scope of the influenced party, and is limited by inevitable event, condition or situation that the influenced party could not reasonable anticipate, or avoid, prevent or inevitable postpone either’s perform under the terms of this Agreement. Neither party shall be liable to the other for any delay or failure to perform its obligation under this Agreement, if such failure or delay is due to force majeure. However, one party shall notify the other party in writing as soon as practical of any delay due to force majeure. After the force majeure ceases, each party shall continue to perform under this Agreement.

Consignment Agreement

9.	DEFAULT

9.1
After the effective date of this Agreement, if either party is in default, nonperforming, or partly performing terms of this Agreement, or is in default of any warranties, representations and undertakings of this Agreement, it may constitute default. The non-breaching party can allow the breaching party to remedy in a reasonable time period. If the breaching party does not remedy within the reasonable time period, the non-breaching party shall hold the breaching party liable for all the damages resulted from the breaching party’s default. All the economic loss, including attorney fees, litigation and arbitration costs incurred by the default, shall be paid by the breaching party. The breaching party shall also be responsible to participate the relevant litigation. The economic loss shall not exceed the amount that breaching party could anticipate or should anticipate as of the date of this Agreement.

10.	EFFECTIVE DATE

10.1	This agreement is effective from the Signing Date (If it is signed by a designated person, a letter of the power of attorney is necessary).

11.	GOVERNING LAW AND DISPUTE RESOLUTION

11.1	The effectiveness, interpretation, implementation and dispute-resolution related to this Agreement shall be governed under the laws of the People’s Republic of China.
11.2
Any dispute arising out of this Agreement, including but not limited to execution, enforcement, implementation, interpretation, default, modification, and termination, shall be resolved by both parties through mutual negotiation. If both parties could not reach an agreement within 30 days since the dispute is brought forward, either Party may submit the dispute to Beijing Arbitration Commission for arbitration under its applicable rules. The arbitration award should be final and binding upon both parties, if the losing party refuses to enforce the arbitration award, the winning party may seek enforcement of arbitration award in a PRC court with jurisdiction over the dispute; and the winning party shall have the right to ask the losing party to pay for all professional service (including but not limited to legal counsel service, arbitration fees, enforcement fees) costs in the course of arbitration and other related costs.

Consignment Agreement

11.3	During the process of dispute-resolution, both parties shall continue to perform other terms under this Agreement, except for provision of dispute resolution.

12.	MODIFICATION, CANCELLATION, TERMINATION

12.1	The modification of this Agreement shall not be effective without written agreement through negotiation. If the Parties could not reach an agreement, this Agreement remains effective.
12.2	The Parties may terminate this Agreement with written agreement before expiration date.
12.3	The Agreement can only be terminated in any of the following events:
(1)	upon completion of acquisition by the Consignee or its designees of 100% of the equity interest or all or substantially all of the assets of the Company ;
(2)	or by the mutual consent of the Parties in writing.

13.	GENERAL

13.1
Any statement, stipulation and promise made by one party to the other, which are the foundation and precondition to the Agreement, shall be complete and genuine. After the effective date, if either party discovers the fact does not comply with the other party’s representation and warranties, the discovering party shall disclose immediately the above fact to the other. All the losses, costs, expenses, or obligations shall be compensated if it is resulted by either party’s default of its representation and warranties.

13.2	Any representation, warranties and undertakings shall be separate and independent under this Agreement, which also shall not be limited by any provisions, except provided otherwise.
13.3
If any provisions of this Agreement shall be construed to be illegal, invalid, or unenforceable according the laws of China, they shall not affect the legality, validity and enforceability of the other provisions of this Agreement. If any provision is deemed to be illegal, invalid, or unenforceable, both parties shall modify this agreement through negotiation, and shall apply to both parties’ original intend as close as possible.

13.4
This Agreement constitutes the entire agreement between the parties relating to this Consignment, which together with the appendix, represents both parties’ genuine expression. This Agreement supersedes all prior or contemporaneous discussions, or presentations and proposals, written or oral, with respect to subject matters discussed herein.

Consignment Agreement

13.5
Except as otherwise provided by the laws, either party’s failure or postpone to exercise rights under this Agreement does not constitute the waiver of the rights. Exercise rights solely or partly does not constitute the prevention from exercising other rights, or privileges.

13.6	All headings used in this Agreement are intended for convenience of reference only. They will not affect the construction or interpretation of the Agreement.
13.7	Except otherwise provided in this Agreement, the mentioned article, clause and appendix refer to the article, clause and appendix of this Agreement.
13.8
Any notice required to be given or delivered to either party under the terms of this Agreement shall be in writing and addressed to such Consignee’s address indicated at the first page of the Agreement or such other address or as such party may designate, in writing, from time to time. All notices shall be deemed to have been given or delivered upon by personal delivery, fax and registered mail. It shall be deemed to be delivered upon: (1) registered air mail: 5 business days after deposit in the mail; (2) personal delivery: 2 business days after transmission. If the notice is delivered by fax, it should be confirmed by original through registered air mail or personal delivery.

Consigner:
Contact person:梁德利
Address: Building 3, Software Park, Hi-tech Development Zone Daqing, Heilongjiang,
Tel:0459ó6046018
Fax:0459ó6046009

Consignee:
Contact person:刘波
Address: Offshore Incorporations Centre,Road Town,Tortola,British Virgin Islands
Tel:6046005
Fax:0459ó6046004

13.9	Both parties may sign additional agreement regarding to related matters of this Consignment. Additional agreement and this Agreement have the same effectiveness.
13.10	All the appendix of this Agreement is the integral part of this Agreement, which has the same effectiveness with this Agreement.
13.11	This Agreement is written in both English and Chinese. If the two versions conflict, the Chinese version shall prevail.

Consignment Agreement

[Signature Page Only]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement.

For and on behalf of

Mr. Liang Deli (SEAL)

_______________________

Rise Elite International Limited